EXHIBIT 4.1

NUMBER	MK Resources Company	SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

This is to certify that	CUSIP 55311Y 10 3

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK,

PAR VALUE $0.01 PER SHARE, OF MK RESOURCES COMPANY

transferable only on the books of said Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated:

/s/ G. Frank Joklik	/s/ John C. Farmer

CHAIRMAN AND CHIEF EXECUTIVE OFFICER	SECRETARY AND TREASURER

[SEAL]

COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER & TRUST COMPANY

TRANSFER AGENT AND REGISTRAR

BY:

MK RESOURCES COMPANY

The corporation will furnish without charge to each stockholder who so requests a copy of the statement of powers, designations, preferences and relative/participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights so far as the same have been fixed and determined. The Board of Directors of the corporation may, prior to the issuance of any shares thereof, fix and determine the relative rights and preferences of any new series of preferred stock. Any such request should be addressed to the secretary of the corporation at its principal office or to the transfer agent named on the face of this certificate.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT MIN ACT—Uniform Gifts to Minors
TEN ENT—as tenants by the entireties	UNIF TRAN MIN ACT—Uniform Transfers to Minors Act
JT TEN—as joint tenants with right of survivorship and not as tenants in common	CUST—Custodian

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFICATION NUMBER OF ASSIGNEE:

(Please print or type name and address, including zip code, of assignee)

                                                                                                                                                                                                     shares of the capital stock represented by the within Certificate, and does hereby constitute and appoint                                                                  as attorney to transfer such stock on the books of the within named Corporation, with full power of substitution in the premises.

Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

By

The signature should be guaranteed by a brokerage

firm or a financial institution that is a member of a

securities approved medallion program, such as

Securities Transfer Agents Medallion Program

(STAMP), Stock Exchange Medallion Program

(SEMP) or New York Stock Exchange, Inc. Medallion

Signature Program (MSP).